Exhibit 99.1

JOINT FILING AGREEMENT

PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

This Agreement may be terminated by any party hereto upon fifteen (15) days’ prior written notice to all of the other parties to this Agreement.

Date: February 14, 2022

[Signature page follows]

[Joint Filing Agreement]

Nativus Company Limited

By:	/s/ Wu YaWen	By:	/s/ Joseph Marie Victor Michel Patrice THYS
Name:	Wu YaWen	Name:	Joseph Marie Victor Michel Patrice THYS
Title:	Director	Title:	Director

China Resources Verlinvest Health Investment Ltd.

By:	/s/ Ma Wenjie	By:	/s/ Eric Joseph Melloul
Name:	Ma Wenjie	Name:	Eric Joseph Melloul
Title:	Director	Title:	Director

Blossom Key (Hong Kong) Holdings Limited

By:	/s/ Chan Man Ho, Brian
Name:	Chan Man Ho, Brian
Title:	Director

CRH (CRE) Limited

By:	/s/ Wang Xiangming
Name:	Wang Xiangming
Title:	Director

China Resources (Holdings) Company Limited

By:	/s/ Wang Xiangming
Name:	Wang Xiangming
Title:	Director

CRC Bluesky Limited

By:	/s/ Wang Xiangming
Name:	Wang Xiangming
Title:	Director

China Resources Inc.

By:	/s/ Wang Xiangming
Name:	Wang Xiangming
Title:	Director

China Resources Company Limited

By:	/s/ Wang Xiangming
Name:	Wang Xiangming
Title:	Director

Verlinvest S.A.

By:	/s/ Rafaël Hulpiau	By:	/s/ Eric Joseph Melloul
Name:	Rafaël Hulpiau	Name:	Eric Joseph Melloul
Title:	Joint Proxy Holder	Title:	Joint Proxy Holder

[Joint Filing Agreement]